UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12, 2008
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA 02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 14, 2008, we entered into a securities purchase agreement (the “Purchase Agreement”), covering the issuance and sale of an aggregate of 4,615,384 shares of our common stock, par value $0.00001 (the “Common Stock”), to two related accredited investors at $0.65 per share.

The Purchase Agreement provides that on and after six months following the closing, if there is not an available exemption from Rule 144 under the Securities Act to permit the sale of the Common Stock by the Purchasers, then we will use our best efforts to file a registration statement (the “Registration Statement”) under the Securities Act with the SEC covering the resale of the Common Stock. It further provides that we will use our best efforts to maintain the effectiveness of the Registration Statement until one year from closing or until all the Common Stock has been sold or transferred; whichever occurs first.

The Purchase Agreement also provides that if, prior to our public announcement of the conclusion of our NOV-002 Phase III clinical trial in non-small cell lung cancer (the “Announcement Date”), we complete a Subsequent Equity Financing (as defined therein) and the holders of shares of our Series D Preferred Stock (“the Series D Shares”) receive a reduction in the effective conversion price or exercise price, as applicable, of the Series D Shares or common stock purchase warrants issued in connection with the issuance of the Series D shares or receive additional shares of Common Stock, as consideration in connection with any consent given by the holders of Series D Shares, then the Purchasers shall be entitled to receive substantially equivalent consideration, on a proportional basis, in the form of additional shares of Common Stock based on the formula detailed in the Purchase Agreement. On and after the Announcement Date we have no further obligation to deliver additional shares of common stock under the Purchase Agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 15, 2008, we closed the sale of Common Stock described in Item 1.01 above, receiving aggregate gross proceeds of approximately $3 million.

This sale of Common Stock was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) As disclosed in our Form 10-Q for the quarter ended June 30, 2008, on August 12, 2008, Simyon Palmin, one of our founders, resigned from our board of directors for personal reasons. Mr. Palmin currently remains an employee in the role of director of Russian relations. We expect that he will transition to the role of a non-employee consultant prior to year end.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release issued by us on August 18, 2008 announcing the closing of the sale of Common Stock is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

10.1	Securities Purchase Agreement dated August 14, 2008

99.1	Press Release dated August 18, 2008 entitled “Novelos Therapeutics Closes $3 Million Private Placement”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2008	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

10.1	Securities Purchase Agreement dated August 14, 2008

99.1	Press Release dated August 18, 2008 entitled “Novelos Therapeutics Closes $3 Million Private Placement”